Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES FIRST QUARTER 2021 RESULTS

201% increase in net income driven by home sale revenues growth of 49% and a 200 basis point expansion to our gross margin from home sales to 21.9%

DENVER, COLORADO, Thursday, April 29, 2021. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended March 31, 2021.

Larry A. Mizel, MDC's Executive Chairman, stated, “MDC delivered another quarter of strong profitability, generating net income of $111 million, or $1.51 per diluted share. Home sale revenues grew 49% year-over-year on a 41% increase in closings and 6% rise in average selling prices. We continue to see heightened demand for our homes, as evidenced by the 34% year-over-year increase to unit orders for the quarter. The only constraint to our sales efforts are ones that we are imposing on ourselves, in an effort to balance orders and pricing to best manage our backlog. These efforts resulted in a 200 basis point expansion to our gross margin from home sales in the quarter to 21.9%. We have also been successful in leveraging our overhead expenses, lowering our SG&A ratio by 180 basis points in the quarter to 11.0%. Given the size of our quarter-ending backlog and the current state of the housing market, we believe MDC is in a great position to deliver excellent results for the full year.”

Mr. Mizel continued, “We continue to run our business in a prudent manner by focusing on steady growth in each of our markets while maintaining a strong capital position. This focus was recognized by S&P Global Ratings earlier this month, which upgraded our credit rating to investment grade. We believe this is validation for our long-term approach to the business and the strength of our balance sheet, which we feel benefits both debt and equity investors over time.”

David D. Mandarich, MDC’s President and Chief Executive Officer stated, “While the entire industry is benefiting from the ongoing imbalance between housing supply and demand, we believe MDC is uniquely positioned to succeed in today’s market thanks to our continued focus on more affordable price points and our build-to-order model. There is a real need for additional housing in this country, especially for people looking to buy their first home, and a majority of our communities cater to these buyers. There is also a desire for new home customization among these buyers, which is another benefit that our business model offers. We believe these two trends will be in place for the foreseeable future, giving us a great runway for continued success.”

2021 First Quarter Highlights and Comparisons to 2020 First Quarter

•Home sale revenues increased 49% to $1.04 billion from $697.1 million
◦Unit deliveries up 41% to 2,178
◦Average selling price of deliveries up 6% to $478,000
•Homebuilding pretax income increased 129% to $113.5 million from $49.7 million
◦Gross margin from home sales increased 200 basis points to 21.9% from 19.9%
◦Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 180 basis points to 11.0%
•Financial services pretax income increased $31.9 million to $30.8 million, compared to a pretax loss of $1.1 million in the first quarter of 2020
•Net income of $110.7 million, or $1.51 per diluted share, up 201% from $36.8 million or $0.52 per diluted share*
◦Effective tax rate of 23.3% vs. 24.3%
•Dollar value of net new orders increased 50% to $1.64 billion from $1.09 billion
◦Unit net orders increased 34% to 3,209
◦Average selling price of net orders up 12%
•Dollar value of ending backlog up 81% to $3.93 billion from $2.17 billion
◦Unit backlog increased 65% to 7,686
◦Average selling price of homes in backlog up 9%

* Per share amount for the 2020 first quarter has been adjusted for the 8% stock dividend declared and paid in the 2021 first quarter.

2021 Outlook and Other Selected Information1

•Home deliveries for the 2021 second quarter between 2,500 and 2,700
◦Average selling price for 2021 second quarter unit deliveries of approximately $500,000
◦Gross margin from home sales for the 2021 second quarter of approximately 22.5% (excluding impairments and warranty adjustments)
•Full year 2021 home deliveries between 10,000 and 11,000
•Active subdivision count goal of at least 10% growth during 2021 (from December 31, 2020 to December 31, 2021)
•Lots controlled of 32,023 at March 31, 2021, up 18% year-over-year
•Quarterly cash dividend of forty cents ($0.40) per share declared on April 26, 2021, up 31% year-over-year (after adjusting for 8% stock dividend in March 2021)

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 210,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland and Boise. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended March 31, 2021, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,
	2021	2020

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,041,858	$697,085
Home cost of sales	(813,888)	(558,647)
Gross profit	227,970	138,438
Selling, general and administrative expenses	(114,993)	(89,321)
Interest and other income	967	1,889
Other expense	(437)	(1,337)
Homebuilding pretax income	113,507	49,669

Financial Services:
Revenues	45,023	21,886
Expenses	(15,105)	(10,929)
Other income (expense), net	887	(12,064)
Financial services pretax income (loss)	30,805	(1,107)

Income before income taxes	144,312	48,562
Provision for income taxes	(33,622)	(11,802)
Net income	$110,690	$36,760

Comprehensive income	$110,690	$36,760

Earnings per share:
Basic	$1.58	$0.54
Diluted	$1.51	$0.52

Weighted average common shares outstanding:
Basic	69,790,927	67,490,537
Diluted	72,788,177	70,125,723

Dividends declared per share	$0.37	$0.31

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2021	December 31, 2020

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$678,194	$411,362
Restricted cash	17,314	15,343
Trade and other receivables	107,823	72,466
Inventories:
Housing completed or under construction	1,705,424	1,486,587
Land and land under development	1,310,721	1,345,643
Total inventories	3,016,145	2,832,230
Property and equipment, net	60,394	61,880
Deferred tax asset, net	12,802	11,454
Prepaids and other assets	107,428	101,685
Total homebuilding assets	4,000,100	3,506,420
Financial Services:
Cash and cash equivalents	81,100	77,267
Mortgage loans held-for-sale, net	230,789	232,556
Other assets	70,941	48,677
Total financial services assets	382,830	358,500
Total Assets	$4,382,930	$3,864,920
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$120,496	$98,862
Accrued and other liabilities	333,880	300,735
Revolving credit facility	10,000	10,000
Senior notes, net	1,384,475	1,037,391
Total homebuilding liabilities	1,848,851	1,446,988
Financial Services:
Accounts payable and accrued liabilities	101,725	95,630
Mortgage repurchase facility	217,482	202,390
Total financial services liabilities	319,207	298,020
Total Liabilities	2,168,058	1,745,008
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 70,265,205 and 64,851,126 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	703	649
Additional paid-in-capital	1,698,109	1,407,597
Retained earnings	516,060	711,666
Total Stockholders' Equity	2,214,872	2,119,912
Total Liabilities and Stockholders' Equity	$4,382,930	$3,864,920

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2021	2020

	(Dollars in thousands)
Operating Activities:
Net income	$110,690	$36,760
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	9,926	4,440
Depreciation and amortization	7,003	5,152
Net (gain) loss on marketable equity securities	—	13,268
Deferred income tax expense	(1,348)	1,131
Net changes in assets and liabilities:
Trade and other receivables	(40,282)	(1,611)
Mortgage loans held-for-sale, net	1,767	63,100
Housing completed or under construction	(218,655)	(178,873)
Land and land under development	34,978	29,051
Prepaids and other assets	(23,594)	(8,460)
Accounts payable and accrued liabilities	61,558	(1,131)
Net cash used in operating activities	(57,957)	(37,173)

Investing Activities:
Purchases of marketable securities	—	(9,782)
Sales of marketable securities	—	9,276
Purchases of property and equipment	(5,749)	(6,512)
Net cash used in investing activities	(5,749)	(7,018)

Financing Activities:
Payments on mortgage repurchase facility, net	15,092	(40,872)
Repayment of senior notes	—	(250,000)
Proceeds from issuance of senior notes	347,725	298,050
Dividend payments	(26,665)	(20,768)
Payments of deferred financing costs	(819)	—
Issuance of shares under stock-based compensation programs, net	1,009	8,194
Net cash provided by (used in) financing activities	336,342	(5,396)

Net increase (decrease) in cash, cash equivalents and restricted cash	272,636	(49,587)
Cash, cash equivalents and restricted cash:
Beginning of period	503,972	474,212
End of period	$776,608	$424,625

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$678,194	$386,704
Restricted cash	17,314	15,762
Financial Services:
Cash and cash equivalents	81,100	22,159
Total cash, cash equivalents and restricted cash	$776,608	$424,625

New Home Deliveries

	Three Months Ended March 31,
	2021			2020			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,276	$616,611	$483.2	871	$405,498	$465.6	46%	52%	4%
Mountain	612	324,717	530.6	435	222,858	512.3	41%	46%	4%
East	290	100,530	346.7	241	68,729	285.2	20%	46%	22%
Total	2,178	$1,041,858	$478.4	1,547	$697,085	$450.6	41%	49%	6%

Net New Orders

	Three Months Ended March 31,
	2021				2020				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,775	$904,691	$509.7	5.80	1,382	$655,892	$474.6	5.13	28%	38%	7%	13%
Mountain	1,011	562,753	556.6	5.91	693	339,132	489.4	3.54	46%	66%	14%	67%
East	423	168,021	397.2	4.62	324	97,723	301.6	3.66	31%	72%	32%	26%
Total	3,209	$1,635,465	$509.6	5.64	2,399	$1,092,747	$455.5	4.33	34%	50%	12%	30%
        *Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended
	March 31,		%	March 31,		%
	2021	2020	Change	2021	2020	Change
West	97	92	5%	102	90	13%
Mountain	55	64	(14)%	57	65	(12)%
East	34	29	17%	31	30	3%
Total	186	185	1%	190	185	3%

Backlog

	March 31,
	2021			2020			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	4,209	$2,157,618	$512.6	2,534	$1,227,996	$484.6	66%	76%	6%
Mountain	2,417	$1,355,201	560.7	1,469	$754,155	513.4	65%	80%	9%
East	1,060	$414,474	391.0	650	$191,972	295.3	63%	116%	32%
Total	7,686	$3,927,293	$511.0	4,653	$2,174,123	$467.3	65%	81%	9%

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2021	2020	Change
Unsold:
Completed	36	160	(78)%
Under construction	64	216	(70)%
Total unsold started homes	100	376	(73)%
Sold homes under construction or completed	5,854	3,259	80%
Model homes under construction or completed	502	502	—%
Total homes completed or under construction	6,456	4,137	56%

Lots Owned and Optioned (including homes completed or under construction)

	March 31, 2021			March 31, 2020
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	12,658	3,921	16,579	9,641	2,393	12,034	38%
Mountain	6,790	3,418	10,208	6,540	4,007	10,547	(3)%
East	3,088	2,148	5,236	2,410	2,133	4,543	15%
Total	22,536	9,487	32,023	18,591	8,533	27,124	18%

Selling, General and Administrative Expenses

	Three Months Ended March 31,
	2021	2020	Change

	(Dollars in thousands)
General and administrative expenses	$57,163	$45,089	$12,074
General and administrative expenses as a percentage of home sale revenues	5.5%	6.5%	-100 bps
Marketing expenses	$25,703	$21,446	$4,257
Marketing expenses as a percentage of home sale revenues	2.5%	3.1%	-60 bps
Commissions expenses	$32,127	$22,786	$9,341
Commissions expenses as a percentage of home sale revenues	3.1%	3.3%	-20 bps
Total selling, general and administrative expenses	$114,993	$89,321	$25,672
Total selling, general and administrative expenses as a percentage of home sale revenues	11.0%	12.8%	-180 bps

Capitalized Interest

	Three Months Ended March 31,
	2021	2020

	(Dollars in thousands)
Homebuilding interest incurred	$17,332	$16,534
Less: Interest capitalized	(17,332)	(16,534)
Homebuilding interest expensed	$—	$—

Interest capitalized, beginning of period	$52,777	$55,310
Plus: Interest capitalized during period	17,332	16,534
Less: Previously capitalized interest included in home cost of sales	(14,841)	(12,767)
Interest capitalized, end of period	$55,268	$59,077